SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 6, 2016

Pope Resources, A Delaware Limited Partnership
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-1313292 (I.R.S. Employer Identification No.)

19550 Seventh Avenue NE, Poulsbo, Washington 98370
(Address of principal executive offices)            (ZIP Code)

Registrant's telephone number, including area code (360) 697-6626

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02        DEPARTURE AND ELECTION OF DIRECTORS

On September 6, 2016 the registrant announced the election of Sandy D. McDade to the Board of Directors of the Partnership's managing general partner, Pope MGP, Inc.. Mr. McDade replaces J. Thurston Roach, who is retiring as a Director after more than 13 years of service due to reaching mandatory retirement age under the Partnership's governing documents. A copy of that press released is furnished herewith as Exhibit 99.1.

The Partnership’s managing general partner is governed by a shareholders agreement that provides for the election of directors, and Mr. McDade was elected pursuant to this agreement, which also will govern his continuing service on the Partnership’s board. Mr. McDade will serve on the Partnership’s audit committee and human resources committee, which functions as the Partnership’s compensation committee. Mr. McDade will be entitled to participate in the Pope Resources 2005 Unit Incentive Plan and will earn cash compensation in accordance with the Partnership’s standard practices as applicable to non-employee directors.

Item 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

The information included in Exhibit 99.1 pursuant to Item 9.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Exhibit No.    Description

99.1        Press release of the registrant dated September 6, 2016.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

DATE: September 6, 2016            BY:     /s/ John D. Lamb
John D. Lamb
Vice President and Chief Financial Officer, Pope Resources, A Delaware Limited Partnership, and Pope MGP, Inc., General Partner

Exhibit 99.1
Press Release of the Registrant dated September 6, 2016